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                                                                   Exhibit 10-19


                               AMENDMENT NO. 1 TO
                           LOAN AND SECURITY AGREEMENT

            AMENDMENT (this "Amendment") dated as of March 31, 2004 by and among Lexington Precision Corporation, a Delaware corporation ("LPC") and Lexington Rubber Group, Inc., a Delaware corporation ("LRG", and together with LPC, each, individually, a "Borrower" and collectively, "Borrowers"), the lenders party to the Loan Agreement (as hereinafter defined) (each individually, a "Lender" and collectively, "Lenders") and Ableco Finance LLC, a Delaware limited liability company, in its capacity as agent for Lenders (in such capacity, "Agent").

                                   WITNESSETH

            WHEREAS, Borrowers, Agent and Lenders have entered into financing arrangements pursuant to which Lenders have made loans to Borrowers as set forth in the Loan and Security Agreement, dated December 18, 2003, by and among Borrowers, Agent and Lenders (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"); and

            WHEREAS, Borrowers have requested that Agent and Lenders agree to certain amendments to the Loan Agreement. The Agent and Lenders are willing to agree to the requested amendments, subject to the terms and conditions contained herein.

            NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            Section 1. Definitions

                  1.1. Interpretation. For purposes of this Amendment, all terms used herein, including but not limited to, those terms used and/or defined herein or in the recitals hereto shall have the respective meanings assigned thereto in the Loan Agreement, unless otherwise defined herein.

            Section 2. Amendments.

                  2.1. Affirmative and Negative Covenants.

                        (a) Section 9.11(d) of the Loan Agreement is hereby amended in its entirety to read as follows:

                        "(d) LRG may pay dividends to LPC; provided, that, as of
            the date of such dividend payment and immediately after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing;"
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                  2.2. Financial Covenants.

                        (a) Section 9.19 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "9.19 Fixed Charge Coverage Ratio. Each Borrower and its Subsidiaries shall, at all times have, and shall maintain, a Fixed Charge Coverage Ratio, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

                    Fixed Charge Coverage
                            Ratio                   Applicable Period
                    ---------------------           -----------------
                         0.50:1.00             For the three months ending
                                                    December 31, 2003

                         0.85:1.00             For the three months ending
                                                      March 31, 2004

                         0.85:1.00              For the six months ending
                                                      June 30, 2004

                         0.85:1.00              For the nine months ending
                                                    September 30, 2004

                         0.90:1.00             For the twelve months ending
                                                    December 31, 2004

                         0.95:1.00            For the trailing twelve months
                                                   ending March 31, 2005

                         1.00:1.00            For the trailing twelve months
                                                   ending June 30, 2005

                         1.05:1.00            For the trailing twelve months
                                                 ending September 30, 2005

                         1.10:1.00            For the trailing twelve months
                                                 ending December 31, 2005

                         1.10:1.00           For each trailing twelve months
                                                       thereafter"

                        (b) Section 9.20 of the Loan Agreement is hereby amended in its entirety to read as follows:

                  "9.20 Maximum Capital Expenditures. Borrowers shall not, in the aggregate, make Capital Expenditures (other than those financed by Indebtedness permitted under Section 9.9(b) hereof) in excess of $6,250,000 in any fiscal year."

            Section 3. Representations and Warranties. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by each Borrower to Agent and Lenders pursuant to the other Financing Agreements, each Borrower, jointly and

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severally, hereby represents, warrants and covenants with and to Agent and
Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

                  3.1. Corporate Power and Authority. This Amendment and each other agreement or instrument to be executed and delivered by each Borrower have been duly authorized, executed and delivered by all necessary action on the part of such Borrower which is a party hereto and thereto and, if necessary, its stockholders, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Borrower contained herein and therein constitute legal, valid and binding obligations of such Borrower enforceable against it in accordance with their terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.2. Consents: Approvals. No action of, or filing with, or consent of any Governmental Authority, and no approval or consent of any other party (other than the Agent, the Lenders, and the Working Capital Agent), is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment.

                  3.3. No Event of Default. No Event of Default, and no condition or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, exists or has occurred and is continuing after giving effect to the provisions of this Amendment. All of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, are true and correct in all respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

            Section 4. Amendment Fee. In addition to all other fees and charges payable by Borrowers under the Loan Agreement or any of the other Financing
Agreements:

                  4.1. Borrowers shall pay to Agent for the account of the Lenders the amount of $20,000 as an amendment fee, which fee shall be fully earned and payable as of the Amendment Effective Date.

                  4.2. Borrowers agree that, once paid, the foregoing fee shall be nonrefundable under any and all circumstances. All fees due and payable hereunder and under the Loan Agreement shall be paid in immediately available funds.

            Section 5. Conditions Precedent. The amendments set forth in Section 2 of this Amendment shall be effective as of March 31, 2004, but only upon the satisfaction of each of the following conditions precedent in a manner satisfactory to Agent, which shall be evidenced by the execution and delivery of this Amendment by Agent (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

                  5.1. Agent shall have received payment in full, in cash or other immediately available funds, of the amendment fee set forth in Section 4.1;


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                  5.2. no Event of Default shall exist or have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default;

                  5.3. Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers; and

                  5.4. all legal matters incident to this Amendment shall be satisfactory to the Agent and its counsel.

            Section 6. Events of Default.

                  6.1. No Waiver of Any Events of Default. Agent has not waived and is not by this Amendment waiving, and has no present intention of waiving, any Events of Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof. Agent reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Financing Agreements or otherwise, as a result of any Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof.

                  6.2. Additional Events of Default. The parties hereto acknowledge, confirm and agree that the failure of Borrowers to comply with the covenants, conditions and agreements contained herein, shall in each case constitute an Event of Default under the Financing Agreements.

            Section 7. Provisions of General Application.

                  7.1. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

                  7.2. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

                  7.3. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

                  7.4. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

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            IN WITNESS WHEREOF, Agent, Lenders and Borrowers have caused these presents to be duly executed as of the day and year first above written.

AGENT and LENDERS                         BORROWERS

ABLECO FINANCE LLC, as Agent and Lender   LEXINGTON PRECISION CORPORATION
(on behalf of itself and its affiliate
assigns)

By:    /s/ Daniel E. Wolf                 By:    /s/ Michael A. Lubin
       -------------------------------           -------------------------------
Title: Senior Vice President              Title: Chairman of the Board
       -------------------------------           -------------------------------

                                          LEXINGTON RUBBER GROUP, INC.

                                          By:    /s/ Michael A. Lubin
                                                 -------------------------------
                                          Title: Chairman of the Board
                                                 -------------------------------